Exhibit 5.1

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich street

New York, NY 10007

Tel: (212) 808-7800

Fax: (212) 808-7897

November 22, 2024

The Board of Directors of

Cineverse Corp.

224 W. 35th St., Suite 500, #947

New York, NY 10001

Ladies and Gentlemen:

We have acted as special counsel to Cineverse Corp., a Delaware corporation (the "Company"), in connection with the offering by the Company of 2,666,667 shares (the “Warrant Shares”) of Class A Common Stock, par value $0.001 per share (the “Common Stock”) issuable upon the exercise of outstanding warrants (the “Warrants”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-273098) (the "Registration Statement") filed with the Securities and Exchange Commission ( the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and declared effective on January 25, 2024, as supplemented by the prospectus supplement relating to the Warrant Shares filed or to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”). As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Warrant Shares.

We have examined the Fifth Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws of the Company, each as amended and restated through the date hereof; records of corporate proceedings of the Company, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto, in the form filed with the Commission; the Prospectus Supplement as filed or to be filed with the Commission; and such matters of law deemed necessary by us in order to deliver this opinion. We have assumed, without independently verifying or having any duty to verify, that all documents mentioned herein have been duly authorized, executed and delivered by all parties thereto (other than the Company) and are enforceable, and that there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of any of the documents referred to herein. In the course of our examination, we have assumed the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature (provided that no such assumption is made to the extent governed by the laws of the State of New York), the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state. In addition, we express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies

(regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

Based on the foregoing and solely in reliance thereon, it is our opinion that the Warrant Shares are duly authorized and, when the Warrant Shares are issued, paid for and delivered in accordance with the applicable Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished to you in connection with the filing of the Registration Statement or a prospectus supplement thereto and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

Very truly yours,

/s/ KELLEY DRYE & WARREN LLP